Exhibit 99

Marine Products Corporation to Present at Burkenroad
Reports 18th Annual Investment Conference

ATLANTA, April 23, 2014 – Marine Products Corporation (NYSE: MPX) announced today that it will present at the Burkenroad Reports 18th Annual Investment Conference in New Orleans, Louisiana on April 25, 2014 at 11:30 a.m. Eastern Time.

The presentation will provide a corporate overview, highlight the products that Marine Products Corporation provides and discuss the most recently published financial results. Management's remarks will be available in real time at wsw.com/webcast/tulane13/mpx and will be archived on Marine Products Corporation investor website, www.marineproductscorp.com for a period of 90 days following the presentation.

Marine Products Corporation (NYSE: MPX) designs, manufactures and distributes premium-branded Chaparral sterndrive pleasure boats and jet boats, and Robalo sport fishing boats, and continues to diversify its product line through product innovation and is prepared to consider strategic acquisition targets. With premium brands, a solid capital structure, and a strong independent dealer network, Marine Products Corporation is prepared to capitalize on opportunities to increase its market share and to generate superior financial performance to build long-term shareholder value. For more information on Marine Products Corporation visit our website at www.marineproductscorp.com.

For information about Marine Products Corporation or this event, please contact:

Jim Landers

Vice President, Corporate Finance

(404) 321-2162

jlanders@marineproductscorp.com

Sharon Lennon

Manager, Investor Relations

(404) 321-2172

slennon@marineproductscorp.com